Power of attorney


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, hereby Appoints Judith G. Kuhlmann, Frank J. Nasta or Albert A. Pisano, attorney -in-fact and agent, with full power of substitution and resubstitution, for in name and stead, to sign and file Forms 3, 4 and 5
(Initial Statement of Beneficial Ownership of Securities, Statement of Changes in Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership of Securities promulgated under Section 16(a)of the Securities Exchange Act of 1934), with respect to CATALYST SEMICONDUCTOR, INC., a Delaware corporation, or further amendments thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform all acts and things requisite and necessary to be done on the premises. This appointment shall be valid for the sole purpose stated above and shall be in effect and force, unless sooner revoked by me in writing.

Executed on this 31st day of August 2007




______________________________
William C. Morris